Exhibit 1.1

3,566,000 Shares

Acusphere, Inc.

COMMON STOCK

UNDERWRITING AGREEMENT

September 22, 2005

PIPER JAFFRAY & CO.

800 Nicollet Mall

Minneapolis, Minnesota  55402

Ladies and Gentlemen:

Acusphere, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell to you an aggregate of 3,566,000 shares (the “Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company.  The Shares are described in the Prospectus referred to below.  This is to confirm the agreement among the Company and you concerning the offering, issuance and sale of the Shares.

1.             Sale and Purchase.

Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to you and you agree to purchase from the Company the Shares at a purchase price of $4.96 per Share.  The Company is advised by you that you intend initially to offer the Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

2.             Payment and Delivery.

(a)           Payment of the purchase price for the Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Shares to you through the facilities of The Depository Trust Company (“DTC”) for your account.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on September 28, 2005 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

(b)           Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Shares shall be made at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, at 10:00 A.M., New York City time, at the time of purchase.  All actions taken at the time of purchase shall be deemed to have occurred simultaneously.

3.             Representations and Warranties of the Company.

(a)           The Company represents and warrants to, and agrees with you as of the date hereof, as of the time of purchase, as follows:

(1)           The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-3, as amended (No. 333-123854), relating to the Shares and the offering thereof from time to time in accordance with Rule 415 of the Rules and Regulations, and such amendments thereof as may have been required.  The Registration Statement includes a prospectus dated April 5, 2005 (the “Base Prospectus”).  The Company has filed the Base Prospectus with the Commission and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to the Commission, a prospectus supplement relating to the Shares in accordance with Rule 424(b) under the Act (the “Final Prospectus Supplement”).  The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement (through incorporation by reference or otherwise)), as amended and as consolidated with the Registration Statement on Form S-3 (No. 333-121618), at the time and on the date it became effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.  The term “Prospectus” as used in this Agreement means the Base Prospectus together with the Final Prospectus Supplement. As used herein, the terms “Base Prospectus,” “Prospectus,” “Registration Statement” and “Final Prospectus Supplement” shall include any documents incorporated by reference therein and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of the Base Prospectus by the Company with the Commission, that is deemed to be incorporated by reference in the Prospectus.

(2)           The Company met, at the time it filed the Registration Statement with the Commission, and at all times from such date through the time of purchase has met, the requirements for use of Form S-3 under the Act. On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any prospectus supplement or amendment to the Prospectus is filed with the Commission and the time of purchase, the Registration Statement and the Prospectus will comply, in all material respects, with the requirements of the Act, the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the filing or first delivery of the Prospectus, the date hereof and the time of purchase neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, when any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, none of the representations and warranties in this Section 3(a)(2) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by you for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by you for use in the Registration Statement, the Prospectus or any other marketing materials used or to be used in connection with the sale or distribution of the Shares are the statements contained in the first and second paragraphs and the last paragraph under the caption “Underwriting — Commissions and Fees” in the Final Prospectus Supplement.

(3)           The Prospectus delivered to you for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  The Company has not distributed any offering material in connection with the offering and sale of the Shares, other than the Registration Statement and the Base Prospectus.

(4)           The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission.  The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and at the time they became effective or were filed with the Commission, as the case may be, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(5)           The financial statements of the Company, together with the related notes thereto, included in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby.  No other financial statements or schedules are required to be included in the Registration Statement or Prospectus.  Any disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.  Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).  Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(6)           Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify might result in a material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”). The Company is not a participant in any joint venture, partnership or similar arrangement.

(7)           Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or pursuant to the Company’s 2003 Employee Stock Purchase Plan), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change.

(8)           Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change.  There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registrations Statement and Prospectus that have not been so described.

(9)           There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(10)         The Company has full power and authority to (a) enter into this Agreement and to consummate the transactions contemplated hereby and thereby and (b) authorize, execute, issue, and deliver the Shares as contemplated by this Agreement.

(11)         This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(12)         The Company is not in breach or violation of or in default under (and no event has occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (x) its Amended and Restated Certificate of Incorporation, Certificate of the Powers, Designations, Preferences and Rights of the 6.5% Convertible Exchangeable Preferred Stock, or Amended and Restated Bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or any license to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties may be bound or affected, (y) any lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties may be bound or affected or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries, except, in the case of clauses (y) and (z), for breaches, violations, defaults and events that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (I) the Company’s Amended and Restated Certificate of Incorporation, Certificate of the Powers, Designations, Preferences and Rights of the 6.5% Convertible Exchangeable Preferred Stock, or Amended and Restated Bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or any license to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties may be bound or affected, (II) any lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties may be bound or affected or (III) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries, except, in the case of clause (II), for breaches, violations, defaults and events that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(13)         no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”), or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares, or the consummation by the Company of the transactions contemplated by this Agreement, other than the registration of the Shares under the Act, any filing for review of the offering of the Shares by the National Association of Securities Dealers, Inc. (the “NASD”), and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by you or under the rules and regulations of the NASD.

(14)         At September 22, 2005, the authorized capital stock of the Company consists of 98,500,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share.  After giving effect to the transactions contemplated by this Agreement, on the date hereof:

a.             The issued and outstanding capital stock of the Company will consist of 21,408,943 shares of Common Stock and 900,000 shares of Convertible Exchangeable Preferred Stock.

b.             The Company will have (x) 2,828,691 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Company’s 1994 Stock Plan, 2003 Stock Option and Incentive Plan, and 2005 Stock Option and Incentive Plan, as amended (collectively the “Option Plans”) and (y) 1,316,508 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants.

c.             The Company will have 2,500,793 shares of Common Stock available for future grant under the Option Plans.

d.             The Company will have 221,357 shares of Common Stock reserved for future purchase by employees of the Company under the Company’s 2003 Employee Stock Purchase Plan.

Since September 22, 2005, the Company has not issued or entered into any commitment to issue subscriptions, options, warrants, convertible or exchangeable securities or other contracts or rights to purchase any shares of the capital stock of the Company or any of its subsidiaries (other than pursuant to the exercise of stock options and warrants to purchase Common Stock outstanding on September 22, 2005, pursuant to the Option Plans and pursuant to the Company’s 2003 Employee Stock Purchase Plan).

(15)         With the exception of the foregoing in Section 3(a)(14), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other contracts or other rights in existence granted to or by the Company or any of its subsidiaries to purchase any shares of the capital stock of the Company or any of its subsidiaries and there are no commitments, plans or arrangements to issue any shares of the capital stock of the Company or any of its subsidiaries or any subscriptions, options, warrants, convertible or exchangeable securities or other contracts or other rights to purchase any shares of the capital stock of the Company or any of its subsidiaries.

(16)         All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, the issuance thereof was free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the holders thereof are not subject to personal liability by reason of being such holders.

(17)         All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, the issuance thereof was free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the holders thereof are not subject to personal liability by reason of being such holders.  Except as otherwise described in the Registration Statement and Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries.

(18)         The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the holders thereof will not be subject to personal liability by reason of being such holders.  The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the Shares are in due and proper form.

(19)         Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of the Company’s capital stock pursuant to the Company’s Amended and Restated Certificate of Incorporation, Certificate of the Powers, Designations, Preferences and Rights of the 6.5% Convertible Exchangeable Preferred Stock, Amended and Restated Bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of capital stock or other securities of the Company.

(20)         Since June 30, 2005, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and, except as specifically disclosed in the SEC Documents, there has not been:

a.             any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company’s capital stock;

b.             any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to result in, a Material Adverse Change;

c.             any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to result in, a Material Adverse Change;

d.             the incurrence of any liability or obligation, direct or contingent, for borrowed money, other than trade payable financing incurred in the ordinary course of business consistent with past practice;

e.             any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the Commission; or

f.              any other event or condition of any character, except for such events and conditions that have not resulted, and would not reasonably be expected to result, either individually or collectively, in a Material Adverse Change.

(21)         The Company and each of its subsidiaries possesses all material licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business; except as described in the Prospectus, the Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization and has no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(22)         The Company and each of its subsidiaries has good and marketable title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus.  The property held under lease by the Company and each of its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(23)         The information contained in the Registration Statement and the Prospectus concerning the issued patents and pending patent applications, owned by or licensed to the Company and its subsidiaries is accurate in all material respects. The Company and its subsidiaries own or possess rights from all necessary third parties (the “Licensors”) to use any patents, trademarks, trade names, service marks, service names, copyrights, confidential and proprietary information, including trade secrets, know-how, inventions and technology, whether patented or not, proprietary computer software and other intellectual property rights (collectively, the “Intellectual Property”) necessary to conduct the respective businesses of the Company and its subsidiaries in the manner in which they have been and are contemplated to be conducted, as described in the Prospectus, and without any conflict with the rights of others, except as described in the Prospectus and except for such conflicts that, if determined adversely to the Company or its subsidiaries, would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Change.  Except as described in the Prospectus, neither the Company nor any of its subsidiaries has knowledge that, or has received any notice from any other person alleging that, the businesses of the Company and its subsidiaries in the manner in which they have been and are contemplated to be conducted, as described in the Prospectus, conflict with the Intellectual Property rights of others, except for such conflicts that, if determined adversely to the Company or the Subsidiaries, would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Change.

(24)         All patent applications owned by or licensed to the Company or any of its subsidiaries that are material to the conduct of the respective businesses of the Company and its subsidiaries in the manner in which they have been and are contemplated to be conducted have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office (“PTO”) and, in some cases, applicable foreign and international patent authorities, and assignments for all patents and patent applications owned by or licensed to the Company or any of its subsidiaries that are material to the conduct of the respective businesses of the Company and its subsidiaries in the manner in which they have been and are contemplated to be conducted (collectively, the “Patent Rights”) have been properly executed and recorded for each named inventor.  To the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in the Patent Rights have been disclosed to those patent offices so requiring pursuant to their respective duties of disclosure.  To the knowledge of the Company, each of the Company and its subsidiaries, their assignors or the Licensors, as applicable, has met its duty of candor and good faith to the PTO for the Patent Rights. To the knowledge of the Company, no material misrepresentation has been made to any patent office in connection with the Patent Rights. Neither the Company nor any of its subsidiaries is aware of any facts material to a determination of patentability regarding the Patent Rights not disclosed to the PTO or other applicable patent office pursuant to their respective duties of disclosure.  Neither the Company nor any of its subsidiaries is aware of any facts not disclosed to the PTO or other applicable patent office pursuant to their respective duties of disclosure that would preclude the patentability, validity or enforceability of any patent or patent application in the Patent Rights. The Company has no knowledge of any facts that would preclude the Company, its subsidiaries or the Licensors, as applicable, from having clear title to the patents and patent applications in the Patent Rights. To the knowledge of the Company, the patents in the Patent Rights are valid and enforceable, and have not been adjudged invalid or unenforceable in whole or in part.

(25)         To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Intellectual Property owned by or licensed to the Company or its subsidiaries, except as described in the Prospectus and except for such activities that, singly or in the aggregate, would not be reasonably expected to result in a Material Adverse Change.

(26)         With respect to each material agreement governing all rights in and to any Intellectual Property licensed by or licensed to the Company or any of its subsidiaries: (i) such agreement is valid and binding and in full force and effect; (ii) neither the Company nor any of its subsidiaries has received any notice of termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, or granted to any third party any rights, adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and (iii) none of the Company, its subsidiaries or, to the knowledge of the Company, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement.

(27)         The Company and each of its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.  There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement.

(28)         The Common Stock of the Company is registered and listed on the NASDAQ under the ticker symbol “ACUS.” The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of the NASDAQ. The Company believes that it is, and believes that it will in the foreseeable future continue to be (except as a result of minimum trading price requirements), in material compliance with all such listing and maintenance requirements.  There are no affiliations with the NASD among the Company’s officers or directors. A Registration Statement relating to the Common Stock on Form 8-A or other applicable form under the Exchange Act has become effective.

(29)         Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(30)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (w) transactions are executed in accordance with management’s general or specific authorization; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (y) access to assets is permitted only in accordance with management’s general or specific authorization; and (z) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the most recent evaluation of such, there has been no change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(31)         The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein other than such qualifications or exceptions as are part of the standard form of certification promulgated by the Commission, and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations issued thereunder by the Commission.

(32)         The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the NASD (the “NASD Rules”) and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.  Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (x) any significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (y) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(33)         No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that is required to be described in the Prospectus that is not so described.  Neither the Company nor any of its subsidiaries has, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(34)         Except as described in the Prospectus and the Registration Statement, each of the Company and its subsidiaries:  (u) is and at all times has been in material compliance with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (v) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (w) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (x) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (y) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any

Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (z) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(35)         The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and each of its subsidiaries were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812; the descriptions of the results of such studies, tests and trials contained in the Prospectus and the Registration Statement are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Prospectus and the Registration Statement, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Prospectus and the Registration Statement when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its subsidiaries has received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its subsidiaries.

(36)         Each of the Company and its subsidiaries (x) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, result in a Material Adverse Change.

(37)         Each of the Company and its subsidiaries (x) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (y) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (z) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws.

(38)         Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(39)         Except as disclosed in the Registration Statement and Prospectus, neither the Company nor any subsidiary has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the Company’s or its subsidiaries’ exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(40)         All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(41)         Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(42)         Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(43)         The Company and each of its subsidiaries carries, or is covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (x) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (y) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.  All such insurance is outstanding and duly in force on the date hereof.

(44)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (w) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (x) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (y) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (z) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(45)         No person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, except for such rights as have been previously waived.

(46)         The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(b)           Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

(c)           The Company understands and confirms that you will rely on the foregoing representations in effecting transactions in securities of the Company.

4.             Covenants.  The Company covenants and agrees with you as follows:

(a)           The Company shall prepare the Final Prospectus Supplement in a form reasonably approved by you and file such Final Prospectus Supplement pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Rules and Regulations. The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus or any document incorporated into the Registration Statement or the Prospectus by reference, unless a copy thereof (including any materials incorporated therein by reference) shall first have been submitted to you within a reasonable period of time prior to the filing thereof and you shall not have objected thereto.

(b)           The Company will notify you promptly, and will promptly confirm such advice in writing after it shall receive notice or obtain knowledge thereof, of the issuance by the

Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)           The Company will notify you promptly, and will promptly confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by any securities or other Governmental Authority (including, without limitation, the Commission) of any jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the happening of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading and (iv) of receipt by the Company or any representative or attorney of the Company of any other communication from the securities or other Governmental Authority (including, without limitation, the Commission) of any jurisdiction relating to any of the Registration Statement, any preliminary prospectus or the Prospectus in connection with the offering contemplated hereby.  If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, it will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify you promptly of all such filings.

(d)           The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(e)           If, at any time when a Prospectus relating to the Shares would be required by law to be delivered in connection with the sale of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify you and, subject to Section 3(a) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to you without charge, such number of copies thereof as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you.

(f)            The Company will furnish to you and your counsel, without charge, so long as a Prospectus relating to the Shares is required to be delivered under the Act, as many copies of the Registration Statement (including, upon request, signed copies of the Registration Statement) and the Prospectus or any amendment or supplement thereto as you may reasonably request.  If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to you will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)           The Company will comply with all the undertakings contained in the Registration Statement.

(h)           Prior to the time of purchase, the Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as you may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(i)            During a period of five years commencing with the date hereof, the Company will furnish, upon your written request, copies of all periodic and special reports furnished to the stockholders of the Company and all reports filed with the Commission, the NASD, the NASDAQ or any securities exchange.

(j)            The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(k)           Prior to the time of purchase, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without your prior written consent unless in the judgment of the Company and its counsel, and after reasonable notification to you, such press release or communication is required by law.

(l)            The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to you, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to you (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of your counsel in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to you, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of your counsel in connection therewith, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and your sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for herein.  If the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse you for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by you in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder.

(m)          The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with the Rules and Regulations.

(n)           The Company will not, without your prior written consent (which consent may be withheld in your sole discretion), from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (as the same may be extended below, the “Lock-Up Period”), directly or indirectly, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, except (i) the registration of the Shares and the issuance and sale of the Shares in the Offering, (ii) the issuance of Common Stock pursuant to the Company’s nonemployee director compensation arrangements currently in place and the issuance of Common Stock upon the exercise of stock options and warrants to purchase Common Stock outstanding on the date hereof, (iii) the issuance of options to purchase Common Stock to employees, directors or consultants of the Company that are not exercisable during the Lock-Up Period pursuant to the Option Plans, (iv) the filing of a registration statement on Form S-8 to register the issuance of shares of Common Stock issuable upon the exercise of stock options pursuant to the Company’s 2005 Stock Option and Incentive Plan, as amended (v) the issuance of Common Stock pursuant to the Company’s 2003 Employee Stock Purchase Plan, (vi) the issuance of Common Stock upon conversion of the 6.5% Convertible Exchangeable Preferred Stock of the Company in compliance with the Certificate of Powers, Designations, Preferences and Rights of the 6.5% Convertible Exchangeable Preferred Stock of the Company and (vii) the registration and issuance by the Company of up to 425,000 shares of Common Stock in the aggregate issued in connection with, or as consideration for acquisitions, mergers, consolidations, asset purchases or other business combinations, licenses or strategic alliances or investments occurring after the date of this Agreement, provided that each recipient of shares pursuant to this clause (vii) agrees to execute a lock-up agreement in the form attached hereto as Exhibit C.  Notwithstanding the foregoing, for the purpose of allowing you to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then, in each case, the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless you waive, in writing, such extension.  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(o)           The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of capital stock that are required to be disclosed in response to Item 701 of Regulation S-K under the Act that have not been so disclosed in the Registration Statement.

(p)           During the period when the Prospectus would be required by law to be delivered in connection with the sale of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, the Company will file all reports and any other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

(q)           The Company will use its reasonable best efforts to maintain the listing of the Common Stock on the NASDAQ National Market.

(r)            The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(s)           The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its subsidiaries, is made known to them by others within those entities.

(t)            The Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(u)           The Company agrees to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 5(h) hereof.

(v)           The Company acknowledges and agrees that you are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, you are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and you shall have no responsibility or liability to the Company with respect thereto.  Any review by you of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of you and shall not be on behalf of the Company; notwithstanding the foregoing, you acknowledge solely for the purposes of compliance with Regulation FD that you are and have been acting as a person who owes a duty of trust or confidence to the Company as described in Rule 100(b)(2)(i) of Regulation FD promulgated under the Securities Act.

5.             Conditions of Piper Jaffray & Co.’s Obligations.  Your obligations hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b)           You shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)           Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or pursuant to the Company’s 2003 Employee Stock Purchase Plan), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

(d)           On or after the date hereof no “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(e)           At the time of purchase there shall have been furnished to you, the opinion of Goodwin Procter LLP, counsel for the Company, dated such time of purchase and addressed to you, in form and substance as set forth on Exhibit A hereto.

(f)            At the time of purchase there shall have been furnished to you, the opinion of Pabst Patent Group LLP, special intellectual property counsel for the Company, dated at the time of purchase and addressed to you, in form and substance as set forth on Exhibit B hereto.

(g)           At the time of purchase there shall have been furnished to you, such opinion or opinions from Latham & Watkins LLP, counsel to you, dated at the time of purchase and addressed to you, with respect to the formation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you reasonably may request.

(h)           At the time of purchase you shall have received a letter of Deloitte & Touche LLP, dated such date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered at the time of purchase shall be to confirm the conclusions and findings set forth in such prior letter.

(i)            At the time of purchase there shall have been furnished to you a certificate, dated the time of purchase and addressed to you, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company, to the effect that:

(1)           The representations and warranties of the Company in this Agreement are true and correct as if made at and as of the time of purchase and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the time of purchase;

(2)           No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Shares for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(3)           The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, and (w) such documents contain all statements and information required to be included therein, and the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (x) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (y) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or pursuant to the Company’s 2003 Employee Stock Purchase Plan), or any material change in the short-term or long-term debt of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (z) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

(j)            At the date of this Agreement, you shall have received an agreement substantially in the form of Exhibit C hereto signed by each executive officer and director of the Company.

(k)           The Common Stock shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase.

(l)            The NASD shall, if applicable, have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)          At the time of purchase you and your counsel shall have been furnished with such information, certificates and documents as you or they may reasonably require for the purpose of enabling you or them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the Offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to you and your counsel.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.  The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless you, your affiliates, directors and officers and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof or in any materials or information provided to potential investors in the Shares by, or with the approval of, the

Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with information provided in writing to the Company by you specifically for use in the preparation thereof.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse you on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is so held to have been improper, you shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank NA, or its successor (the “Prime Rate”).  Any such interim reimbursement payments which are not made to you within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.  This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

(b)           You will severally indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with your written consent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information provided in writing to the Company by you specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total fees and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the fees and commissions received by you pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Act or the Exchange Act; and your obligations under this Section 6 shall be in addition to any liability that you may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

(f)            You confirm and the Company acknowledges that the statements with respect to the distribution of the Shares by you in the first and second paragraphs and the last paragraph under the caption “Underwriting — Commissions and Fees” in the Final Prospectus Supplement are correct and constitutes the only information furnished in writing by or on behalf of you for use in the Registration Statement, the Prospectus or any such amendment or supplement, or in any Marketing Materials.

7.             Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and your agreements and the Company’s agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person controlling you, or the Company or any of its officers, directors, or controlling persons and shall survive the distribution of the Shares by you hereunder.

8.             Termination.

(a)           This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)           You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the time of purchase, if (i) the Company shall have failed, refused or been unable, at or prior to the time of purchase, to perform any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder is not fulfilled, (iii) trading on the NASDAQ, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.

(c)           If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

(d)           If the sale to you of the Shares, as contemplated by this Agreement, is not carried out by you for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l) and 6 hereof), and you shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 6 hereof).

9.             Increase in Underwriters’ Commitments.

(a)           The Company will not sell any Shares hereunder unless all of the Shares are purchased by you (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval).

(b)           If a new underwriter or underwriters are substituted by you or by the Company in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

(c)           The term “underwriter” or “you” as used in this Agreement shall refer to and include any underwriter substituted under this Section 9 with like effect as if such substituted underwriter had originally been named in Schedule I hereto.

(d)           If the aggregate number of Shares that a defaulting underwriter or underwriters agreed to purchase exceeds 10% of the total number of Shares that all underwriters agreed to purchase hereunder, and if neither the non-defaulting underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares that the defaulting underwriter or underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting underwriter and without any liability on the part of any non-defaulting underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting underwriter from liability in respect of any default of such underwriter under this Agreement.

10.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to you, shall be mailed or delivered to Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, Attention: Charles K. Ruck and Jonn R. Beeson; if to the Company, shall be mailed or delivered to it at 500 Arsenal Street,

Watertown, Massachusetts, with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, Attention: Lawrence S. Wittenberg.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any investor merely because of such purchase.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.           Submission to Jurisdiction.  Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against you or any indemnified party. Each of you and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.           Counterparts.  This Agreement may be executed by facsimile in two or more counterparts and, if so executed, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and you, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and Piper Jaffray & Co.

Very truly yours,

ACUSPHERE, INC.

		By:	/s/ Sherri C. Oberg
		Name:	Sherri C. Oberg
		Title:	President and CEO

Accepted and agreed to as of the
date first above written

PIPER JAFFRAY & CO.

By:	/s/ David Parrot
Name:	David Parrot
Title:	Managing Director

(Signature Page to Underwriting Agreement)

EXHIBIT A

FORM OF OPINION OF GOODWIN PROCTOR LLP

COUNSEL TO THE COMPANY

1.             The Company is validly existing as a corporation and in good standing under Delaware law.

2.             The Company has the corporate power and authority to conduct its business and to own, lease and operate its properties as such business and properties are described in the Prospectus and to execute and to perform its obligations under the Underwriting Agreement.

3.             The Subsidiary is validly existing as a corporation and in good standing under the law of the Commonwealth of Massachusetts.

4.             The Company is duly qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts.

5.             The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable.

6.             The shares of issued and outstanding capital stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable, and are owned of record directly or indirectly by the Company.

7.             The Registration Statement has been declared effective under the Securities Act.  Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).  No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

8.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

9.             The Shares have been duly authorized and, when issued delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive right in the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) or the Amended and Restated By-laws of the Company (the “By-laws”), or arising under the Delaware General Corporation Law, or similar contractual rights under any of the Identified Agreements.

10.           The execution, delivery and performance of the Underwriting Agreement by the Company and the issuance by the Company of the Shares in accordance therewith: (a) do not require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with, any governmental authority, except such as have been made or obtained under the Securities Act, and except as may be required under the securities or Blue Sky laws of any foreign jurisdiction or of any state or other jurisdiction of the United States, as to which we express no opinion, (b) will not violate the Certificate of Incorporation or the By-laws, the Delaware General Corporation Law or any Massachusetts or federal statute, rule or regulation, and (c) will not result in a breach of, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary under, any of the Identified Agreements.

11.           We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Underwriting Agreement.

12.           The statements (A) in the Prospectus under the headings “Description of Common Stock and Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” (B) in the Prospectus under the heading “Risk Factors — Provisions of Delaware law or our charter documents could delay or prevent an acquisition of us, even if the acquisition would be beneficial to our stockholders, and could make it more difficult for you to change management”, and (C) in the Registration Statement in Item 15, to the extent that such statements purport to constitute summaries of matters of law or regulation, legal conclusions or terms of agreements or instruments, are correct in all material respects.

13.           The Company is not, and after giving effect to the issuance of the Shares and the application of the proceeds as described in the Prospectus, will not be, an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

14.           No person has the right (other than rights which have been waived or satisfied) arising from the Company’s Certificate of Incorporation, Bylaws, any Identified Agreement or any exhibit thereto to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

As counsel to the Company, we reviewed the Registration Statement and the Prospectus,  participated in discussions with your representatives, your counsel, and those of the Company and its independent public accountants, at which the contents of the Registration Statement and the Prospectus were discussed.  Between the date of the Final Prospectus Supplement and the time of the delivery of this letter, we participated in further discussions with your representatives, your counsel, and those of the Company and its accountants, and we reviewed certain certificates of officers of the Company and public officials and letters from the Company’s independent public accountants delivered to you today.

The purpose of our engagement was not to establish or to confirm factual matters set forth in the Registration Statement and the Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration

Statement and Prospectus.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement and Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that: (i) on the basis of the information that we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) nothing came to our attention in the course of the procedures described in the second sentence of the second preceding paragraph above that caused us to believe that the Prospectus, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, and we do not express any belief as to the financial statements and related notes, financial statement schedules or financial, statistical or accounting data contained in the Registration Statement or the Prospectus.  In the first two sentences of this paragraph, “attention” refers to the conscious awareness of each of the lawyers of our firm who actively participated in the preparation of the Registration Statement and Prospectus; and “believe” refers to the actual, subjective, good faith belief of each of such lawyers.

Further, we confirm to you that the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared to us on their face to be responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

EXHIBIT B

FORM OF OPINION OF PABST PATENT GROUP LLP

SPECIAL IP COUNSEL TO THE COMPANY

1.             The statements in the Company’s most recent Annual Report on Form 10-K, which have been incorporated by reference into the Registration Statement and Prospectus, under the caption “Business — Patents and Proprietary Rights,” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

2.             Other than those specifically referred to in the Registration Statement and Prospectus and incorporated by reference in the Registration Statement and Prospectus, and with respect to the Schering Patents and Proprietary Rights only, based solely on the representations of Schering in Article 5.2 of the Schering Agreement, there are no facts known to us that would preclude the Company or the Licensors from having clear title to their respective patents and patent applications included in the Patents and Proprietary Rights, or that would preclude the Company from having a valid license to the patents and patent applications in the Patents and Proprietary Rights licensed from the Licensors.

3.             To our knowledge, and with respect to the Schering Patents and Proprietary Rights only, based solely on the representations of Schering in Article 5.2 of the Schering Agreement, the Company, the Licensors, and inventors have complied with the duty of candor and good faith as required by the United States Patent and Trademark Office (“PTO”) in dealing with the PTO, including the duty to disclose to the PTO all information known to be material to the patentability of each of such United States patents and patent applications in the Patents and Proprietary Rights.

4.             To our knowledge, all assignments from each named inventor to, as the case may be, the Company or the Licensors have been executed and recorded with the PTO for each U.S. patent and patent application in the Patents and Proprietary Rights.

5.             We have no knowledge that the Company lacks any rights or licenses to use all patent and know-how necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement and Prospectus and as incorporated by reference in the Registration Statement and Prospectus, except as described therein.

6.             Except for prior art potentially affecting certain claims of one U.S. patent which the Company does not intend to rely upon to conduct its business as now conducted or proposed to be conducted by the Company as described in the Registration Statement and Prospectus and as incorporated by reference in the Registration Statement and Prospectus, we are not aware of any facts that would form a basis for a finding that any of the claims of any of the issued United States patents in the Patents and Proprietary Rights owned or licensed by the Company is unpatentable, unenforceable or invalid.

7.             We have not identified any pending U.S. or foreign patent applications that, if issued, would limit or prohibit the business now conducted or proposed to be conducted by the Company as described in the Registration statement and the Prospectus and as incorporated by reference in the Registration Statement and Prospectus, except as described therein.

8.             We confirm to you, without rendering any opinion, however, that this law firm is not aware of any pending action, suit, proceeding or claim by any third party challenging the validity or scope of any of the United States patents or United States proprietary rights included within the Patents and Proprietary Rights, nor have we received or reviewed any written demand threatening any action, suit, proceeding or claim by any third party challenging the validity or scope of any of the United States patents or United States proprietary rights included within the Patents and Proprietary Rights.

9.             There are no legal or governmental proceedings pending relating to the Patents and Proprietary Rights in the United States, other than PTO review of pending applications for patents, including appeal proceedings, and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.  There are no court proceedings pending relating to the Patents and Proprietary Rights and to our knowledge, no such proceedings are threatened or contemplated.

10.           The proposed products to be sold by the Company as described in the Registration Statement and Prospectus and as incorporated by reference in the Registration Statement and Prospectus are covered, in whole or in part, by one or more claims of the Patents and Proprietary Rights.

11.           Oppositions have been filed in the European Patent Office against three of the Company’s European Patents, EP 1 175 257, EP 0 957 942, and EP 0 904 113.  Although we are not registered to practice in the European Patent Office, it is our opinion that revocation in entirety of all of these patents following termination of the opposition and any subsequent appeals, would not materially affect the Company’s freedom to operate in Europe from a patent perspective.

12.           As to the statements described in the Registration Statement and Prospectus and incorporated by reference in the Registration Statement and Prospectus, under the captions:

“Risk Factors – If we are unable to protect our intellectual property rights, our competitors may develop and market products with similar features that may reduce demand for our products, and we may be prevented from establishing collaborative relationships on favorable terms;”

“Risk Factors – We may become involved in lawsuits to protect or enforce our patents that would be expensive and time-consuming;”

“Risk Factors – Claims by other companies that we infringe their proprietary technology may result in liability for damages or stop our development and commercialization efforts;”

“Business – Patents and Proprietary Rights,”

we have no reason to believe that such statements in such sections, at the time the Registration Statement became effective and at the time of the filing and of the first delivery of the Prospectus or at any time subsequent thereto up to and as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein with respect to the Patents and Proprietary Rights, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C

FORM OF LOCK-UP

September    , 2005

Piper Jaffray & Co.

800 Nicollet Mall

Suite 800

Minneapolis, Minnesota 55402

Re:          Proposed Offering of Acusphere, Inc.

Ladies and Gentlemen:

The undersigned understands that you will enter into an Underwriting Agreement (the “Underwriting Agreement”) with Acusphere, Inc. (the “Company”) providing for a public offering (the “Offering”) by you of common stock of the Company (the “Common Stock”) pursuant to a registration statement on Form S-3, as amended (No. 333-123854) (the “Registration Statement”) filed with the Securities and Exchange Commission.

In consideration of your agreement to purchase and make the Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, from the date hereof and for a period ending 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”), not to, without the prior written consent of Piper Jaffray & Co. (which consent may be withheld in its sole discretion), directly or indirectly, offer for sale, sell, contract to sell, grant any option for the sale of (including without limitation any short sale), pledge (except in accordance with the terms of this paragraph), transfer, establish an open “put equivalent position” within the meaning of Rule 16A-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or any security or instrument related to such Common Stock, options or warrants, whether now owned or hereafter acquired, or publicly announce the undersigned’s intention to do any of the foregoing.

Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or the Company publicly announces other material news or a material event relating to the Company or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement by the Company regarding the material news or the occurrence of the material event, as applicable, unless Piper Jaffray & Co. waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any waiver of the extension of the Lock-Up Period, if any, pursuant to the previous paragraph will be delivered by Piper Jaffray & Co. to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock or any security convertible into shares of Common Stock (i) as a bona fide gift or gifts; (ii) as a distribution to general or limited partners, stockholders or members of the undersigned; (iii) if the undersigned is a corporation, to an affiliate or affiliates of the corporation; or (iv) by will or intestate succession to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family; provided, however, that in the case of any transfer pursuant to clauses (i), (ii), (iii) or (iv):

(a)           the undersigned provides prior written notice of such gift, pledge, distribution or transfer to Piper Jaffray & Co.;

(b)           each donee, pledgee, distributee or transferee (as the case may be) executes an agreement stating that such party is bound by the restrictions set forth herein;

(c)           any such transfer does not involve a disposition for value; and

(d)           such transfer is not required to be reported, and the undersigned does not otherwise voluntarily report such transfer in any public report or filing with the Securities and Exchange Commission (except for transfers which may be reported by the undersigned on an annual statement on Form 5).

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned now has, and, except as contemplated by clauses (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Common Stock, free and clear of any liens, encumbrances, and claims whatsoever.

In addition, notwithstanding anything to the contrary contained herein, (i) shares of Common Stock acquired in open market transactions after the date of the Underwriting Agreement shall not be subject to this Lock-Up Agreement, (ii) the restrictions set forth in this Lock-Up Letter Agreement shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that the restrictions in this Lock-Up Letter Agreement shall apply in full force to sales pursuant to the trading plan during the Lock-Up Period, and (iii) in no event shall the Lock-Up Period extend beyond November 30, 2005.

Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with this Lock-Up Agreement.

The undersigned hereby waives any and all notice requirements and other rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the Offering.  In addition, the undersigned agrees that it will not, without the prior written consent of Piper Jaffray & Co., during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock.

The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into underwriting arrangements with respect to the Offering.  This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.  If (i) the Underwriting Agreement terminates or is terminated prior to the payment for and delivery of the shares proposed for sale under the Registration Statement, (ii) the Company notifies you in writing that it does not intend to proceed with the Offering or (iii) the Underwriting Agreement is not executed on or prior to September 30, 2005, this Lock-Up Agreement shall terminate immediately upon such date and be of no further force and effect.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:
Printed Name:

(Indicate capacity of person signing if signing as
custodian or trustee or on behalf of an entity)

Address: